Exhibit 10.20

                              CONSULTING AGREEMENT

         This Agreement is made effective as of April 1, 2005 by and between China Biopharmaceuticals Holdings, Inc. ("Company") with its principal business office located in the People's Republic of China, and Robin Smith, M.D., MBA ("Consultant") residing at 930 Fifth Ave., Apt. 8H, New York, NY. 10021.

         Consultant is knowledgeable in the development of businesses relating to pharmaceuticals, therapeutics and diagnostics, and is willing to provide the Company, based on this background and on the terms and conditions set forth in this Agreement.

         The Company is in the business of developing and distribution of pharmaceuticals in China, and desires to engage the services provided by the Consultant.

         Therefore. the parties agree as follows:

CONSULTING SERVICES

1. DESCRIPTION OF SERVICES. Beginning on the effective date of this Agreement, Consultant will provide consulting and advisory services in furtherance of the Company's development of its business as directed by the Company's CEO and or his designee(s) which may included, without limitation, the services described below (collectively, the "Services"). Consultant shall diligently perform all Services utilizing her best efforts and the highest ethical and professional standards, shall promote the Company and its business efforts within the medical and business community, and shall provide complete monthly reports thereof as to her progress and results and as reasonably requested by the Company.

         1) CONTACTS: Chair the recently created Advisory Board and assist in developing building the Company's business, increase exposure and recognition through spokespeople in related industries and to the medical and investment community. The Advisory Board members which the Consultant and members of the Company and its professional intermediaries will secure, would be in clinical, marketing and business disciplines. The advisors would be instrumental in building internal boards and teams to address clinical issues, scientific development. reimbursement and business strategies and gain exposure in the investment community;

         2) MEDIA EXPOSURE: Increase public awareness. Consultant would work closely with the Company's selected IR/PR firm in the US to get the exposure the company need;

         3) PUBLICATIONS: Assist in getting publications in the medical journals and enhance the authorship and acceptance of publications;

         4) LICENSING OPPORTUNITIES: bring Company licensing and cooperation opportunities with US pharmaceutical and Medical Companies in the US and other parts of the world in the area of diagnostics, pharmaceutical and new therapeutics, and helping the company to evaluate and advice on new technology, drug and acquisition opportunities.

         5) MERGERS AND AQUIS1TIONS: Consultant will assist in finding, reviewing and evaluating potential merger and/or acquisition candidates and supervising in the due diligence process as well as assisting in the sourcing of any financing needed.

         6) F1NANCING: Continue to assist the Company's Bankers in the interim financing process and the lead investment banks chosen by the company for the secondary public offering.

2. COMPENSATION. Upon signing, the Company will issue a fee of 60,000 shares of unregistered stock per year to Consultant for the Services beginning on April 1, 2005 and ending March 31, 2006. Company agrees to register these shares on the next registration statement but no later than on its secondary offering. In addition, upon signing the Consultant shall be granted, a three year warrant to purchase 35,000 shares of common stock of the Company at an exercise price equal to $2.00 on the terms being offered in the current $2m convertible preferred.

3. EXPENSE REIMBURSEMENT. The Consultant shall be entitled to reimbursement from the Company for all actual. reasonable, and necessary "out-of-pocket" expenses, in accordance with the normal policy currently in place for the Company's employees. All expenses in excess of $300 require pre-approval by the Company and submittal of acceptable substantiating documentation. Expenses report shall be submitted to the Company on a monthly basis and will be reimbursed within 15 days of receipt of such invoices via wire to a designated US bank or check addressed to the Consultant.

4. TERM/TERMINATION. This Agreement shall be effective for 12 months and renewable upon mutual consent. If Consultant shall die during the term of this Agreement or become physically or mentally disabled, whether totally or partially, such that the Consultant is unable to perform substantially all of the Consultant's Services in the usual and customary fashion for an aggregate of thirty (30) days or more, this Agreement shall immediately terminate. The Company shall have no financial obligation to the Consultant or his estate for Services not performed and Wellfleet Partners will have the right to name an alternate Advisory Board Member reasonably acceptable to the company.

5. RELATIONSHIP OF PARTIES. It is understood by the parties that the Consultant is an independent contractor with respect to the Company, and not an employee of the Company. The Company will not provide fringe benefits, including health insurance benefits, paid vacation, or any other employee benefit. for the benefit of the Consultant. Consultant is required to disclose to Company any outside activities or beneficial or equity interests in any competitors of the Company, or in any entity that conflicts or may conflict with the best interests of the Company. The Consultant acknowledges the Consultant's obligation to obtain appropriate insurance coverage for the benefit of the Consultant (and the Consultant's employees, if any). The Consultant waives any rights to recovery from the Company for any injuries that the Consultant (and/or the Consultant's employees) may sustain while performing services under this Agreement.

         Consultant is not authorized to legally obligate the Company or make any representations, warranties or other promises on behalf of the Company or to act as the Company's Consultant other than as specifically authorized in writing by the Company's CEO.

6. ASSIGNMENT. Consultant's obligations and the Services under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of Company, which consent may be withheld in the absolute discretion of the Company, it being understood that the Company has engaged Consultant because of his special and unique knowledge and business experience.

7. INTELLECTUAL PROPERTY. The following provisions shall apply with respect, but not limited to copyrightable works, ideas, discoveries, inventions, applications for patents, patents and trademarks (collectively', "Intellectual Property"):

         a. Consultant's Intellectual Property. For the benefit of the Company only (and not for the benefit of any person not a party hereto), the Consultant disclaims any rights or interests in any Intellectual Properly other than as described on the attached Exhibit C (the "Consultant's Intellectual Property"). The Consultant's Intellectual Property is not subject to this Agreement.

         b. Development of Intellectual Property. Any improvements to the Company's Intellectual Property currently developed or under development by the Company, and further inventions or improvements to any processes, technologies and inventions of any type, nature, description or purpose, the extent that same relate to functional imaging as a medical, industrial, commercial, diagnostic or investigational tool, whether or not patentable, and any new Intellectual Property discovered or developed by the Consultant (including the Consultant's Personnel) during the term of this Agreement shall be the property of the Company. The Consultant and, if applicable, the Consultant's Personnel, shall, upon request, and whether during or after the expiration of this Agreement, sign all documents necessary to perfect or otherwise evidence the rights of the Company in such Intellectual Property, including the filing and/or prosecution of any applications for trademarks, copyrights or patents. By signing below, the Consultant hereby assigns all rights to inventions to the Company and upon request, and whether during the term or after the expiration of this Agreement, shall sign all documents to effect such assignment.

8. CONFIDENTIALITY. In view of the fact that the Consultant's work for the Company will bring the Consultant into close contact with confidential affairs, information and plans for future developments of the Company not readily available to the public, as well as access to certain trade secrets pertaining to the business of the Company, all of which the Consultant acknowledges are proprietary, to and the exclusive property of the Company, the Consultant agrees:

         a. to keep and retain in the strictest confidence, except that which is available in the public domain, all confidential matters of the Company, including, without limitation, inventions, products, prices, apparatus, business affairs. technical information, customer lists, product design information, trademarks, copyrights, and other proprietary information (collectively, "Information") which are valuable, special and unique assets of Company and need to be protected from improper disclosure. In consideration for the disclosure of the Information, the Consultant agrees that the Consultant will not at any time or in any manner, either directly or indirectly, use any Information for the Consultants own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Company. The Consultant will protect the Information and treat it as strictly confidential.

         b.  to  deliver   promptly  to  the  Company  on   termination  of  the
Consultant's engagement, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents and all copies thereof, including computer programs, discs, software, etc., relating to the Company's business, operations, financial condition, Intellectual Property and all other tangible and intangible property associated therewith which the Consultant may possess or have under the Consultant's control.

9. UNAUTHORIZED DISCLOSURE OF INFORMATION. If it appears that Consultant has disclosed (or has threatened to disclose) Information in violation of this Agreement, the Company shall be entitled to an injunction to restrain the

Consultant from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

10. CONFIDENTIALITY AND NONSOLICITATION AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect for three (3) years following the termination of this Agreement. Consultant agrees so long as Company is in compliance with its obligations under this Agreement that during the Term and for one (1) year after the termination, he will not, directly or indirectly, without the prior written consent of the Company, induce or solicit any person employed or hereafter employed by the Company to leave the employ of the Company or solicit, recruit, hire or attempt to solicit, recruit or hire any person employed by the Company. Further, Consultant agrees that for a period of one (1) year after the termination of this Agreement, he will not, directly or indirectly, without the prior written consent of the Company, solicit for any business similar to that of the Company, divert away, take away, or attempt to take away any customer of the Company who was a customer or a potential customer at the time of termination or expiration of this Agreement. Further, Consultant and Company agree that neither will disparage, defame, slander, libel or otherwise speak negatively of the other or of any affiliate, officer, director or employee of the other.

11. RETURN OF RECORDS. Upon termination of this Agreement, Consultant shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in the Consultants possession or under the Consultant's control and that are the Company's property or relate to the Company's business.

12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as written above. Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

13. INJUNCTIVE RELIEF. Consultant acknowledges and agrees that the covenants and obligations contained in this Sections 8 through 12 relate to special, unique and extraordinary matters and that a violation of any of the terms of this Sections 8 through may cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, Consultant agrees that the Company shall he entitled (without having to post a bond or other surety) to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction, restraining the Consultant from committing any violation of the covenants and obligations set forth in Sections 8 through 12. The Company's rights and remedies under Sections 8 through 12 are cumulative and are in addition to any other rights and remedies the Company may have pursuant to the specific provisions of this Agreement and at law or in equity.

14. INDEMNIFICATION

         a. Consultant shall indemnify and hold the Company harmless from and against any and all liabilities, damages, claims, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising in connection with, or incident to any breach or violation of any covenant or agreement contained in this Agreement or otherwise arising out of any of the transactions contemplated by this Agreement and with any claims, liabilities or damages resulting from claims against the Company.

         b. The Company shall indemnify and hold the Consultant harmless from and against any and all liabilities, damages, claims, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising in connection with, or incident to any breach or violation of any covenant or agreement contained in this Agreement or otherwise arising out of any of the transactions contemplated by this Agreement.

15. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

16. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written. construed, and enforced as so limited.

17. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

18. APPLICABLE LAW AND DISPUTE RESOLUTION.

18.1     Applicable Law

         The execution, validity, construing and performance of this Agreement, and resolution of the disputes under this Agreement, shall be in accordance with the laws of the State of New York, the United States of America..

18.2     Dispute Resolution

         The Parties shall make good faith effort to settle any dispute arising from the interpretation or performance of this Agreement through friendly negotiation. In case no settlement can be reached, each Party shall submit the dispute to an arbitration panel ("Panel") under the auspices of the American Arbitration Association ("AAA") at a venue located in New York City. The Panel shall consist of one or three to be selected by the mutual agreement of the Parties. If the Parties can not agree on the arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the American Arbitration Association in New York shall select the third arbitrator. A majority decision by the three arbitrators shall be final and binding upon and enforceable against the Parties. Such arbitration shall follow the rules of the AAA.

18.3     Enforceability

         Arbitration shall be the only remedy for the Parties in any dispute. There Parties hereby waive any right to litigate any dispute, including but not limited to the exclusivity of this arbitration provision contained in Section 12 in any court. The Parties hereby submit themselves to the exclusive jurisdiction.

19. CONSULTANT'S PERSONNEL. The Consultant warrants, represents and undertakes that his employees, assistants and sub consultants (all of such persons hereinafter referred to as "Consultant's Personnel"), if any, who perform services on his behalf hereunder shall be bound by a written Agreement which (i) prohibits them from engaging in any activities in which the Consultant would be prohibited by the terms hereof, including without limitation the use or disclosure of Intellectual Property or other information covered by Sections 8 through 12, and (ii) requires the Consultant's Personnel to otherwise comply with the provisions of Sections 8 through 12 on the substantially the same basis as the Consultant. At the request of the Company, the Consultant shall provide adequate evidence with respect to such Agreements. For purposes hereof, "Consultant's Personnel" include persons who assist with or work with the Consultant, whether or not such persons are (1) employed by the Consultant, (2) independent contractors retained by the Consultant, or (3) otherwise assist, work with or render services to or on behalf of the Consultant on any other basis.

20. ENTIRE AGREEMENT. This Agreement together contains the entire understandings and agreements of the parties, and there are no other promises or conditions or understandings in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral understandings or agreements between the parties.

         In Witness Whereof; the parties have executed this Agreement as of the date first above written.

China Biopharmaceuticals Holdings, Inc.

By: /Chris Mao/
   ------------------------------------
     Chris Mao, CEO



By: / Robin Smith/
   ------------------------------------
     Robin Smith, D. MBA


CC Steve Globus and other Members of the Board